Exhibit 99.1

Meridian Reports 3Q 2018 Record Operating Results Driven by Strong Organic Growth in Net Interest Income, Loans and Deposits

MALVERN, Pa., October 29, 2018 — Meridian Corporation (Nasdaq: MRBK) today reported net income of $2.7 million, or $0.42 per diluted share for the third quarter of 2018, which generated a return on average assets and return on average equity of 1.16% and 10.16%, respectively.

Christopher J. Annas, Chairman and CEO, commented “I am very pleased to report these record results. The significant investment we made in 2016 in new commercial lenders, new branches and other infrastructure is paying off. Net income available for common stockholders is up three-fold from the same period last year. Earnings per share, despite a near doubling of shares outstanding, is up 78% year-over-year. We expect to have our third straight year of greater than 20% commercial loan growth, capitalizing on the significant merger activity in the Philadelphia metro market. Annualizing the bank’s third quarter net income adjusted for non-recurring items, we have hit the double-digit return on equity forecasted in our IPO presentations.

Our principal fee businesses, wealth and mortgage, had excellent quarters and combined represent over 20% of our year-to-date earnings. We have managed the mortgage business profitably each year by capitalizing on market variations and matching expenses accordingly. Our wealth platform is growing assets under management through synergies with bank commercial customers and significant outreach efforts by advisors.

Our customer self-service ratio continues to grow through improved use of technology, which gives us increasing operational leverage for growth. We are anticipating, with yet another large merger in the Philadelphia metro market, that disruption will create an environment for our further growth.”

Select Condensed Financial Information

	For the Quarter Ended (Unaudited)
(Dollars in thousands, except per	2018	2018	2018	2017	2017
share data)	September 30	June 30	March 31	December 31	September 30
Income:
Net income available to common stockholders - consolidated	$2,727	$1,802	$1,270	$(12)	$1,109
Earnings per share, diluted	$0.42	$0.28	$0.20	$(0.00)	$0.30
Net income - excluding Mortgage	1,973	1,701	1,406	(190)	696

Net income - Mortgage	754	101	(136)	178	413
Net interest income - consolidated	8,378	8,146	7,692	7,833	7,341

	At the Quarter Ended (Unaudited)
	2018	2018	2018	2017	2017
	September 30	June 30	March 31	December 31	September 30
Balance Sheet:
Total assets	$959,829	$945,435	$883,521	$856,035	$803,906
Loans, net of fees and costs	806,788	781,622	740,408	694,637	676,334
Total deposits	781,927	683,250	679,303	627,109	617,682
Non-interest bearing deposits	124,855	106,942	105,576	100,454	101,061

Reconciliation of Non-GAAP Financial Measures

Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Meridian believes adjusted net income, adjusted earnings per share, adjusted ROAA and adjusted ROAE provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Because management believes that these adjustments are not incurred as a result of ongoing operations, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.  This supplemental presentation should not be construed as an inference that Meridian’s future results will be unaffected by similar adjustments to these measures determined in accordance with GAAP.

	Adjusted Net Income, Earnings per Share and Return Ratios (Unaudited)
	2018	2018	2018	2017	2017
(Dollars in thousands, except per share data)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR

Net income available to common stockholders - consolidated	$2,727	$1,802	$1,270	$(12)	$1,109
Holding company formation cost adjustment	179	—	—	—	—
Contingent asset fair value adjustment	138	—	—	—	—
Deferred tax adjustment	—	—	—	746	—
Adjusted net income - consolidated(1)	3,044	1,802	1,270	734	1,109

Net income - excluding Mortgage	1,973	1,701	1,406	(190)	696
Adjusted net income - excluding Mortgage	2,290	1,701	1,406	556	696

Net income per common share, diluted	$0.42	$0.28	$0.20	$—	$0.30
Holding company formation cost adjustment	0.03	—	—	—	—
Contingent asset fair value adjustment	0.02	—	—	—	—
Deferred tax adjustment	—	—	—	0.16	—
Adjusted diluted earnings per share(1)	$0.47	$0.28	$0.20	$0.16	$0.30
Adjusted diluted earnings per share- excluding Mortgage(1)	$0.36	$0.26	$0.22	$0.12	$0.19

Return on average assets - consolidated	1.16%	0.81%	0.61%	0.14%	0.70%
Adjusted return on average assets - consolidated(1)	1.29%	0.81%	0.61%	0.36%	0.70%
Return on average equity - consolidated	10.16%	7.00%	5.07%	1.19%	7.77%
Adjusted return on average equity - consolidated(1)	11.34%	7.00%	5.07%	3.03%	7.77%

Return on average assets - excluding Mortgage	0.87%	0.79%	0.70%	(0.10)%	0.37%
Adjusted return on average assets - excluding Mortgage(1)	0.97%	0.77%	0.68%	0.27%	0.35%
Return on average equity - excluding Mortgage	7.35%	6.61%	5.61%	(0.78)%	3.87%
Adjusted return on average equity - excluding Mortgage(1)	8.53%	6.61%	5.61%	2.29%	3.87%

(1) Adjusted net income, adjusted earnings per share, adjusted ROAA and adjusted ROAE are non-GAAP measures and remove the after tax effect of the charge to earnings for the holding company formation costs of $51 thousand, as well as the fair value adjustment to contingent assets of $39 thousand in the third quarter of 2018 and the after tax effect of the charge to adjust deferred tax assets resulting from the Tax Cuts and Jobs Act in the fourth quarter of 2017.

Third Quarter Highlights

Net income for common stockholders for the three and nine months ended September 30, 2018 was $2.7 million, and $5.8 million, respectively, increases $1.6 million or 146% and $3.9 million or 209% as compared to net income for common stockholders for the same periods in 2017.

•                  Total assets of $959.8 million as of September 30, 2018 increased $103.8 million, or 12.1% year-to-date.

•                  Total portfolio loans and leases as of September 30, 2018 increased $112.2 million, or 16.1% year-to-date.

•                  Total deposits of $781.9 million as of September 30, 2018 increased $154.8 million, or 24.7% year-to-date.

•                  Non-interest bearing deposits increased $24.4 million, or 24.3% year-to-date.

•                  Net interest income increased $1.1 million, or 14.1% and $3.1 million or 14.7% for the three and nine months ended September 30, 2018 over the same periods in 2017.

Income Statement Summary

Net income available to common stockholders was $2.7 million, or $0.42 per diluted share for the third quarter of 2018 compared to $1.1 million, or $0.30 per diluted share, for the same period in 2017.  The increase was largely attributable to an increase in net interest income of $1.1 million, in addition to a lower level of provision for loan loss and the elimination of dividends payable to preferred shareholders.  Non-interest income and non-interest expense both decreased $1.3 million, offsetting each other.  Net income available to common stockholders was $5.8 million, or $0.90 per diluted share for the nine months ended September 30, 2018 compared to $1.9 million, or $0.51 per diluted share, for the same period in 2017.

Net interest income increased $1.1 million, or 14.1%, for the three months ended September 30, 2018 to $8.4 million from $7.3 million for the same period in 2017. Net interest income increased $3.1 million, or 14.7%, to $24.2 million for the nine months ended September 30, 2018, compared to $21.1 million for the nine months ended September 30, 2017.  The growth in interest income for the three months ended September 30, 2018 compared to the same period in 2017 reflects an increase in average interest earning assets of $147.1 million. The growth in interest income for the nine months ended September 30, 2018 compared to the same period in 2017 reflects an increase in average interest earning assets of $126.6 million.  Increases over both periods were partially offset by the decrease in the net interest margin.  The net interest margin was 3.72%, and 3.83%, for the three and nine months ended September 30, 2018, respectively, compared to 3.91% and 3.94% for the same periods in 2017. The decrease in net interest margin reflects the pressure from the rising cost of funds, which has outpaced the favorable trend in yield on interest earning assets during the quarter. The provision for loan losses decreased $374 thousand to $291 thousand for the three months ended September 30, 2018 and $187 thousand to $1.3 million for the nine months ended September 30, 2018 due to strong asset quality and lower levels of net charge-offs for both periods year over year.

Total non-interest income for the three months ended September 30, 2018 was $9.2 million, down $1.3 million, or 12.3%, from the comparable period in 2017.  Total non-interest income for the nine months ended September 30, 2018 was $24.9 million, down $2.6 million, or 9.6%, from the same period in 2017.  These overall decreases in non-interest income came primarily from our mortgage division. Mortgage banking revenue decreased over the periods due primarily to lower margins, which decreased 50 basis points and 26 basis points, for the three and nine months respectively.  This lower level of revenue was partially offset by increases in loans sold of $45.5 million and $10.0 million, for the three and nine months ended September 30, 2018 compared to the same periods in 2017. The overall decline in mortgage banking revenue was also offset slightly by hedging gains and fair value adjustments period over period.  Realized gains on derivatives related to mortgage banking, included in other non-interest income, increased $1.3 million for the nine months ended September 30, 2018 to $534 thousand, compared to a loss of ($798) thousand for the same period in 2017. The increase in realized gains was offset somewhat by a $572 thousand decline in fair value adjustments related to mortgage banking to ($472) thousand from $100 thousand for the same period in 2017. Wealth management revenue was relatively flat for the three months ended September 30, 2018 compared to three months ended September 30, 2017, but up $1.1 million for the nine months ended September 30, 2018 compared to the same period in 2017.

Total non-interest expense was $13.8 million for the three months ended September 30, 2018, down $1.3 million, or 8.4%, from $15.0 million for the three months ended September 30, 2017 and $40.4 million for nine months ended September 30, 2018, down $2.7 million, or 6.2%, from the same period in the 2017. The decrease is mainly attributable to a reduction in salaries and employee benefits expense, as full-time equivalent employees, particularly in the mortgage division were reduced. In addition, variable loan expenses decreased reflecting the lower level of mortgage originations. Occupancy and equipment, data processing and advertising and promotion expenses were relatively flat for the comparable third quarters but increased for the year-to-date periods due largely to new business locations.  Professional and consulting expense for both periods included $230 thousand in costs related to the formation of the holding company. Other expenses were up over both periods presented. The increase year-over-year related to amortization of intangible assets and a one-time fair market value adjustment of $177 thousand to contingent assets, a $200 thousand reserve established for the open litigation as well as higher levels of other employee-related expenses, shares tax expense, and other expense.

Balance Sheet Summary

As of September 30, 2018, total assets were $959.8 million compared with $856.0 million as of December 31, 2017 and $803.9 million as of September 30, 2017. Total assets increased $103.8 million, or 12.1%, on a year-to-date basis primarily due to strong loan growth.  Total assets increased $14.4 million, or 1.5%, from the previous quarter, mostly due to an increase in portfolio loans of $24.9 million, partially offset by a reduction of $11.5 million in held-for-sale mortgage loans.

Total loans, excluding mortgage loans held for sale, grew $112.2 million, or 16.1%, to $806.8 million as of September 30, 2018, from $694.6 million as of December 31, 2017. It is an increase of $25.2 million, or 3.2%, from $781.6 million as of June 30, 2018. The increase in loans for both periods is attributable to several commercial categories as we continue to grow our presence in the Philadelphia market area. Commercial loans increased $46.5 million, or 22.2%, during the first nine months of the year.  Commercial real estate and commercial construction loans combined increased $52.9 million, or 14.4%, during the first nine months of the year. Residential loans held in portfolio increased $18.0 million, or 55.2%, during the first nine months as certain loan products or terms were targeted to hold in portfolio. Residential mortgage loans held for sale decreased $980 thousand, or 2.8%, to $34.0 million as of September 30, 2018 from December 31, 2017.

Deposits were $781.9 million as of September 30, 2018, up $154.8 million, or 24.7%, from December 31, 2017, and $98.7 million, or 14.4%, from June 30, 2018. Non-interest bearing deposits increased $24.4 million, or 24.3%, from December 31, 2017 and increased $17.9 million, or 16.8%, from June 30, 2018. New business relationships fueled the increases.  Money market accounts/savings accounts increased $49.9 million, or 22.0%, since December 31, 2017 and increased $61.2 million, or 28.5%, since June 30, 2018 while interest-bearing checking accounts increased $21.5 million, or 26.2%, during the year, and decreased $6.9 million or 6.3% quarter over quarter. Certificates of deposit increased $59.1 million, or 27.0%, during the past nine months and $26.5 million, or 10.5%, quarter over quarter, paying off borrowings as a result of wholesale funds management in the rising rate environment.

Consolidated stockholder’s equity of the Corporation was $107.0 million, or 11.15% of total assets as of September 30, 2018, as compared to $101.4 million, or 11.84% of total assets as of December 31, 2017. As of September 30, 2018, the Tier 1 leverage ratio was 11.02%, the Tier 1 risk-based capital and common equity ratios were 12.03%, and total risk-based capital was 14.03%. Quarter-end numbers show a tangible common equity to tangible assets ratio of 10.67%. Tangible book value per share was $15.91 as of September 30, 2018, compared with $15.00 as of December 31, 2017.

Asset Quality Summary

Asset quality remains strong. The Bank realized net charge-offs of 0.00% of total average loans for the quarter ending September 30, 2018, compared with net charge-offs of 0.07% for the quarter ending September 30, 2017. Total non-performing assets, including loans and other real estate property, were $2.9 million as of September 30, 2018, $3.6 million as of December 31, 2017, and $6.2 million as of September 30, 2017. The ratio of non-performing assets to total assets as of September 30, 2018 was 0.30% compared to 0.42% as of December 31, 2017 and 0.78% as of September 30, 2017. As of September 30, 2018, the ratio of allowance for loan losses to total loans, excluding mortgages held for sale, was 0.96%.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is a full-service commercial bank headquartered in Malvern, Pennsylvania with 23 offices in the greater Philadelphia Metro market. The Bank offers a full range of commercial and retail loan and deposit products, along with wealth management and electronic payment services. Meridian Mortgage, a division of the Bank, is a top tier provider of residential mortgage loans. For additional information, visit our website at www.meridianbanker.com.  Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.   Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission and, for periods prior to the completion of the holding company reorganization, Meridian Bank’s filings with the FDIC, including Meridian Bank’s most recent annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

FINANCIAL TABLES FOLLOW

	Quarterly
	2018	2018	2018	2017	2017
(Dollars in Thousands, except per share data)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR
Earnings and Per Share Data
Net income	$2,727	$1,802	$1,270	$288	$1,398
Net income available to common stockholders	2,727	1,802	1,270	(12)	1,109
Basic earnings per common share	0.43	0.28	0.20	(0.00)	0.30
Common shares outstanding	6,407	6,401	6,392	6,392	3,686

Performance Ratios
Return on average assets - consolidated	1.16%	0.81%	0.61%	0.14%	0.70%
Return on average assets - excluding Mortgage	0.87%	0.79%	0.70%	(0.10)%	0.37%
Return on average equity - consolidated	10.16%	7.00%	5.07%	1.19%	7.77%
Return on average equity - excluding Mortgage	7.35%	6.61%	5.61%	(0.78)%	3.87%
Net interest margin (TEY)	3.72%	3.88%	3.91%	4.01%	3.91%
Efficiency ratio - consolidated	78%	84%	85%	86%	84%
Adjusted efficiency ratio - consolidated (non-GAAP)	76%	84%	85%	86%	84%
Efficiency ratio - excluding Mortgage	71%	73%	77%	78%	78%
Adjusted efficiency ratio - excluding Mortgage (non-GAAP)	67%	73%	77%	78%	78%

Asset Quality Ratios
Net charge-offs to average loans	0.00%	0.01%	0.02%	0.09%	0.07%
Non-performing loans/Total loans	0.35%	0.34%	0.38%	0.43%	0.87%
Non-performing assets/Total assets	0.30%	0.30%	0.38%	0.42%	0.78%
Allowance for credit loss/Total loans	0.92%	0.90%	0.93%	0.92%	0.90%
Allowance for credit loss/Total loans held for investment	0.96%	0.95%	0.96%	0.96%	0.94%
Allowance for credit loss/Non-performing loans	263.89%	261.83%	241.97%	212.51%	102.83%

Capital Ratios
Book value per common share	$16.70	16.31	16.01	15.86	16.11
Tangible book value per common share	$15.91	15.47	15.16	15.00	14.60
Total equity/Total assets	11.15%	11.04%	11.59%	11.84%	8.99%
Tangible common equity/Tangible assets	10.67%	10.53%	11.03%	11.27%	6.74%
Tier 1 leverage ratio	11.02%	11.28%	11.69%	12.37%	8.62%
Common tier 1 risk-based capital ratio	12.03%	12.03%	12.36%	12.86%	7.46%
Tier 1 risk-based capital ratio	12.03%	12.03%	12.36%	12.86%	9.20%
Total risk-based capital ratio	14.03%	14.07%	14.46%	15.53%	11.93%

	Statements of Income (Unaudited)		Statements of Income (Unaudited)
	Quarter Ended		Nine Months Ended
(Dollars in Thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Interest Income
Interest and fees on loans	$11,218	$8,924	$31,217	$25,148
Investments	355	267	960	764
Total interest income	11,573	9,191	32,177	25,912

Interest Expense
Deposits	2,485	1,207	6,171	3,079
Borrowings	710	643	1,790	1,728
Total interest expense	3,195	1,850	7,961	4,807

Net interest income	8,378	7,341	24,216	21,105
Provision for loan losses	291	665	1,258	1,445
Net interest income after provision for loan losses	8,087	6,676	22,958	19,660

Non-Interest Income
Mortgage banking income	8,274	9,904	20,407	25,089
Wealth management income	930	934	2,996	1,905
Earnings on investment in life insurance	74	83	225	194
Net change in fair value of mortgage related financial instruments	(333)	(547)	(472)	100
Gain on sale of investment securities available-for-sale	—	—	—	4
Service charges	27	22	87	62
Other	195	54	1,648	168
Total non-interest income	9,167	10,450	24,891	27,522

Non-Interest Expenses
Salaries and employee benefits	8,901	10,330	26,719	29,753
Occupancy and equipment	920	992	2,870	2,818
FDIC assessment	179	183	358	479
Professional fees	514	481	1,670	1,384
Data processing	334	337	924	871
Advertising and promotion	590	597	1,802	1,537
Loan expenses	769	1,000	1,962	3,008
Other	1,546	1,092	4,084	3,207
Total non-interest expenses	13,753	15,012	40,389	43,057

Income before income taxes	3,501	2,114	7,460	4,125
Income tax expense	774	716	1,661	1,381

Net Income	2,727	1,398	5,799	2,744
Dividends on preferred stock	—	(289)	—	(867)

Net Income available to common stockholders	$2,727	$1,109	$5,799	$1,877

Weighted-average basic shares outstanding	6,402	3,686	6,395	3,686
Basic earnings per common share	$0.43	$0.30	$0.91	$0.51

Adjusted weighted-average diluted shares outstanding	6,430	3,713	6,426	3,712
Diluted earnings per common share	$0.42	$0.30	$0.90	$0.51

	Statement of Condition (Unaudited)
(Dollars in Thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Assets
Cash & cash equivalents	$25,823	$27,013	$24,964	$35,506	$9,527
Investment securities	60,449	54,773	51,372	52,867	50,662
Mortgage loans held for sale	34,044	45,571	30,858	35,024	32,350
Loans, net of fees and costs	806,788	781,622	740,408	694,637	676,334
Allowance for loan losses	(7,711)	(7,449)	(7,138)	(6,709)	(6,359)
Bank premises and equipment, net	9,947	10,207	10,446	9,741	9,321
Bank owned life insurance	11,494	11,420	11,347	11,269	11,187
Other real estate owned	—	—	427	437	59
Goodwill and intangible assets	5,114	5,359	5,427	5,495	5,564
Other assets	13,881	16,919	15,410	17,768	15,261
Total Assets	$959,829	$945,435	$883,521	$856,035	$803,906

Liabilities & Stockholders’ Equity
Liabilities
Non-interest bearing deposits	$124,855	$106,942	$105,576	$100,454	$101,061
Interest bearing deposits
Interest checking	103,353	110,259	109,914	81,872	80,420
Money market / savings accounts	276,258	215,042	213,282	226,374	210,931
Certificates of deposit	277,461	251,007	250,531	218,409	225,270
Total interest bearing deposits	657,072	576,308	573,727	526,655	516,621
Total deposits	781,927	683,250	679,303	627,109	617,682
Borrowings	50,199	142,176	86,366	108,613	92,264
Subordinated debt	9,308	9,308	9,308	13,308	13,376
Other liabilities	11,377	6,321	6,132	5,642	8,350
Total Liabilities	852,811	841,055	781,109	754,672	731,672

Stockholder’s Equity	107,018	104,380	102,412	101,363	72,234
Total Liabilities & Stockholders’ Equity	$959,829	$945,435	$883,521	$856,035	$803,906

	Condensed Statements of Income (Unaudited)
	Three Months Ended
(Dollars in Thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Interest income	$11,573	$10,809	$9,796	$9,808	$9,191
Interest expense	3,195	2,663	2,104	1,975	1,850
Net interest income	8,378	8,146	7,692	7,833	7,341
Provision for loan losses	291	413	554	716	665
Non-interest income	9,167	8,668	7,056	9,178	10,450
Non-interest expense	13,753	14,074	12,562	14,634	15,012
Income before income taxes	3,501	2,327	1,632	1,661	2,114
Income tax expense	774	525	362	1,373	716
Net Income	2,727	1,802	1,270	288	1,398

Dividends on preferred stock	—	—	—	(300)	(289)
Net income available to common stockholders	$2,727	$1,802	$1,270	$(12)	$1,109

Weighted-average basic shares outstanding	6,402	6,395	6,392	4,575	3,686
Basic earnings per common share	$0.43	$0.28	$0.20	$(0.00)	$0.30

Adjusted weighted-average diluted shares outstanding	6,430	6,425	6,425	4,602	3,713
Diluted earnings per common share	$0.42	$0.28	$0.20	$(0.00)	$0.30